SUB-ITEM 77 C(1):  Submission of
matters to a vote of security holders


A Special Meeting of Shareholders
of Federated MDT Series was held on
March
5, 2010.  The following items,
which are required to be reported
under this
SUB-ITEM 77C, were voted on at the
meeting:


1. Approval of the Agreement and
Plan of Reorganization between Federated
MDT Small Cap Value Fund and Federated
MDT Small Cap Core Fund
pursuant to which Federated MDT
Small Cap Core Fund would acquire
all the
assets of Federated MDT Small Cap
Value Fund.

	Shares voted affirmatively
463,313
	Shares voted negatively
11,943
	Shares abstaining
3,305



The Definitive Proxy Statement for
this Special Meeting was filed with the
Securities and Exchange Commission on
January 14, 2010, and is
incorporated by reference.
(File No. 811-21904)




SUB-ITEM 77 C(2): Submission of matters to a vote of security holders


A Special Meeting of Shareholders of
Federated MDT Series was held on March
5, 2010. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:


1. Approval of the Agreement and Plan
of Reorganization between Federated
MDT Tax Aware/All Cap Core Fund and
Federated MDT All Cap Core Fund
pursuant to which Federated MDT All
Cap Core Fund would acquire all the
assets of Federated MDT Tax Aware/All
Cap Core Fund.

	Shares voted affirmatively
652,362
	Shares voted negatively
30,404
	Shares abstaining
21,635


The Definitive Proxy Statement for this
 Special Meeting was filed with the
Securities and Exchange Commission on
January 12, 2010, and is
incorporated by reference.
(File No. 811-21904)